UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2008

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

The Williams Companies, Inc. ("Williams") announced today that it expects to receive approximately $71 million as a result of ExxonMobil’s exercise of its contractual option to purchase an interest in a portion of the Piceance Basin reserves Williams acquired in May.

As Williams announced at the time of the acquisition, approximately two-thirds of the acquired acreage is located in an area of mutual interest in which Williams, as operator, participates with a third party – ExxonMobil. By agreement, ExxonMobil had the option to purchase up to a 49-percent interest in those assets that lie within the area of mutual interest.

A copy of the press release announcing ExxonMobil’s exercise of its contractual option to purchase an interest in a portion of the Piceance Basin reserves is furnished herewith as Exhibit 99.1. The information furnished is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

a) None
b) None
c) None
d) Exhibits

Exhibit 99.1 Press release dated July 18, 2008, announcing ExxonMobil’s exercise of its contractual option to purchase an interest in a portion of the Piceance Basin reserves.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

July 18, 2008	By:	La Fleur C. Browne

Name: La Fleur C. Browne
Title: Assistant General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 18, 2008 announcing ExxonMobil’s exercise of its contractual option to purchase an interest in a portion of the Piceance Basin reserves.